EX-99.23.j

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the references to our firm included in or made a part of this Post-Effective Amendment No. 15 to AmeriPrime Advisors Trust's Registration Statement on Form N-1A (file No. 333-85083), including the reference to our firm under the heading "ACCOUNTANTS" in the Statement of Additional Information.


/s/

McCurdy & Associates CPA's, Inc.
Westlake, Ohio
December 20th, 2000